Exhibit 5.1
TROUTMAN SANDERS LLP Attorneys at Law Bank of America Plaza 600 Peachtree Street NE, Suite 5200 Atlanta, Georgia 30308-2216 404.885.3000 telephone troutmansanders.com
July 11, 2017
MidSouth Bancorp, Inc.
102 Versailles Boulevard
Lafayette, Louisiana 70501

Ladies and Gentlemen:

We have acted as counsel for MidSouth Bancorp, Inc., a Louisiana corporation (the “Company”) in connection with the offering of shares of common stock, $0.10 par value per share (“Common Stock”) by the Company pursuant to the Underwriting Agreement, dated June 8, 2017 (the “Underwriting Agreement”), by and among the Company, MidSouth Bank, N.A. and Sandler O’Neill + Partners, L.P., as the sole underwriter (the “Underwriter”). The Underwriting Agreement provides for the purchase by the Underwriter, at the option of the Underwriter, of up to 687,500 shares of Common Stock to be sold by the Company pursuant to the Underwriter’s option to purchase additional shares (the “Shares”). The Shares are to be offered and sold by the Company pursuant to a prospectus supplement, dated June 8, 2017 (the “Prospectus Supplement”), and the accompanying base prospectus, dated September 1, 2015 (the “Base Prospectus” and collectively with the Prospectus Supplement, the “Prospectus”), that form part of the Company’s shelf registration statement on Form S-3 (File No. 333-206488) (the “Shelf Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering our opinion, we have reviewed the Prospectus, the Shelf Registration Statement and the exhibits thereto. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion. We also have been furnished with, and with your consent have relied upon, certificates of officers of the Company with respect to certain factual matters.

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the legal capacities of all natural persons.

July 11, 2017

The opinions expressed below are limited to the Louisiana Business Corporation Act (including the relevant statutory provisions and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America. In delivering this opinion, we have relied on the opinion of the Onebane Law Firm attached hereto as Annex A, special Louisiana counsel, as to the laws of the State of Louisiana. Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or “Blue Sky” laws or (ii) state or federal antitrust laws.

Based upon and subject to the foregoing, we are of the opinion that the Shares to be sold by the Company have been duly authorized and when issued, delivered and paid for pursuant to the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

Please note that we are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K dated as of the date hereof filed by the Company and incorporated by reference into the Shelf Registration Statement and to the statements with respect to our name wherever it appears in the Shelf Registration Statement and the Prospectus. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder. This opinion is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Troutman Sanders LLP

Annex A

JOSEPH ONEBANE (1917-1987)
JOHN G. TORIAN, II (1936-1991)

EDWARD C. ABELL, JR.
LAWRENCE L. LEWIS, III †
DOUGLAS W. TRUXILLO *
RANDALL C. SONGY
MICHAEL G. DURAND
RICHARD J. PETRE, JR.
THOMAS G. SMART *
ROGER E. ISHEE **
STEVEN C. LANZA
GREG R. MIER ††
CRAIG A. RYAN
JEREMY B. SHEALY
JAMES D. BAYARD
LAUREN L. GARDNER *
EMILY E. BREAUX
CHRISTOPHER J. PEYTON
1200 CAMELLIA BOULEVARD (70508) SUITE 300 POST OFFICE BOX 3507 LAFAYETTE, LOUISIANA 70502-3507 TELEPHONE: (337) 237-2660 FAX: (337) 266-1232 WWW.ONEBANE.COM July 11, 2017

OF COUNSEL
WILLIAM E. KELLNER
GREGORY K. MOROUX
FREDERICK R. PARKER, JR. ‡
JOHN F. PARKER
KAREN DANIEL ANCELET
SUE T. MANN

‡ LL.M. IN HEALTH LAW
† BOARD CERTIFIED TAX ATTORNEY
LL.M. IN TAXATION
†† REGISTERED PATENT ATTORNEY

* ALSO ADMITTED IN TEXAS
** ALSO ADMITTED IN MISSISSIPPI

MidSouth Bancorp, Inc.
102 Versailles Boulevard
Lafayette, Louisiana 70501

Re: MidSouth Bancorp, Inc. Common Stock Offering

Ladies and Gentlemen:

You have requested our opinion, as special Louisiana counsel to MidSouth Bancorp, Inc., a Louisiana corporation (the “Company”), as to certain matters of Louisiana law in connection with the offering of shares of common stock, $0.10 par value per share (“Common Stock”) by the Company pursuant to the Underwriting Agreement, dated June 8, 2017 (the “Underwriting Agreement”), by and among the Company, MidSouth Bank, N.A. and Sandler O’Neill + Partners, L.P., as the sole underwriter (the “Underwriter”). The Underwriting Agreement provides for the purchase by the Underwriter, at the option of the Underwriter, of up to 687,500 shares of Common Stock to be sold by the Company pursuant to the Underwriter’s option to purchase additional shares (the “Shares”). The Shares are to be offered and sold by the Company pursuant to a prospectus supplement, dated June 8, 2017 (the “Prospectus Supplement”), and the accompanying base prospectus, dated September 1, 2015 (the “Base Prospectus” and collectively with the Prospectus Supplement, the “Prospectus”), that form part of the Company’s shelf registration statement on Form S-3 (File No. 333-206488) (the “Shelf Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). This opinion is being provided at your request for filing as an exhibit to the Shelf Registration Statement.

In rendering our opinion, we have reviewed the Prospectus, the Shelf Registration Statement and the exhibits thereto. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion. We also have been furnished with, and with your consent have relied upon, certificates of officers of the Company with respect to certain factual matters.

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Sandler O’Neil & Partners, L.P.
July 11, 2017

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the legal capacities of all natural persons.

We are, in this opinion, opining only on the laws of the State of Louisiana, including the Louisiana Business Corporation Act (including the relevant statutory provisions and the reported judicial decisions interpreting these laws). We are not opining on Louisiana “blue sky” or securities laws.

Based upon the foregoing examination, we are of the opinion that the Shares to be sold by the Company have been duly authorized and when issued, delivered and paid for pursuant to the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

Please note that we are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K dated as of the date hereof filed by the Company and incorporated by reference into the Shelf Registration Statement and to the statements with respect to our name wherever it appears in the Shelf Registration Statement and the Prospectus. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder. Your counsel, Troutman Sanders LLP, may rely on this opinion in connection with the opinion which they are giving in connection with the offering and sale of the Shares. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Lawrence L. Lewis, III

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